Exhibit 99.1

Recro Pharma Appoints Bryan Reasons to Its Board of Directors

MALVERN, PA, March 6, 2017 – Recro Pharma, Inc. (NASDAQ:REPH), a revenue generating specialty pharmaceutical company focused on products for hospital and other acute care settings, today announced the appointment of Bryan Reasons to the Company’s Board of Directors. Mr. Reasons, Senior Vice President and Chief Financial Officer of Impax Laboratories, brings over 20 years of financial leadership experience to Recro’s Board.

“Bryan is an accomplished financial executive who has successfully supported and guided the growth of leading commercial-stage biopharmaceutical companies,” said Gerri Henwood, President and Chief Executive Officer of Recro Pharma. “He is a welcome addition to our Board of Directors, and we look forward to his insights as we prepare to file an NDA for our lead product candidate, IV meloxicam, in the summer of 2017 and continue to advance our earlier-stage pipeline of novel non-opioid pain treatments through clinical development. Mr. Reasons fills the Board seat of Dr. Abraham Ludimerski, who served as a director since 2008, and we are grateful for his longstanding support of Recro and its goals.”

In his current role as Senior Vice President of Finance and Chief Financial Officer of Impax Laboratories, Mr. Reasons’ responsibilities span accounting, financial planning and analysis, business development and investor relations and corporate communications. Prior to joining Impax in 2012, Mr. Reasons held positions of increasing responsibility at Cephalon, Inc., where he successfully navigated acquisition by Teva Pharmaceutical Industries Ltd. for eight billion dollars. He previously served in a number of financial leadership roles at E.I. Du Pont De Nemours and Company and PricewaterhouseCoopers LLP, ranging from corporate accounting, external reporting and audit and business advisory services.

Mr. Reasons earned a bachelor’s degree in accounting from Pennsylvania State University and an M.B.A. from Widener University and is a certified public accountant.

About Recro Pharma, Inc.

Recro is a revenue-generating, specialty pharmaceutical company primarily focused on developing innovative products for hospitals and ambulatory care settings. The Company’s lead product candidate, injectable meloxicam, is a proprietary injectable form of meloxicam, a long-acting preferential COX-2 inhibitor that has successfully completed four Phase II clinical trials in the treatment of moderate to severe postoperative pain, and two pivotal Phase III clinical trials in patients following bunionectomy and abdominoplasty surgeries. As injectable meloxicam is not in the opioid class of drugs, the Company believes it will overcome many of the issues associated with commonly prescribed opioid therapeutics, including addiction, misuse/diversion, respiratory distress and constipation while maintaining analgesic, or pain relieving, effect.

In addition to developing proprietary drug candidates, Recro, through its subsidiary, Recro Gainesville LLC, leverages its formulation expertise to develop and manufacture pharmaceutical products using its proprietary delivery technologies for commercial partners who commercialize or plan to commercialize these products. These collaborations result in revenue streams including royalties, profit sharing, research and development and manufacturing, which support continued operations for Recro Gainesville as well as the Company’s research and development of proprietary product candidates.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Such forward looking statements reflect Recro Pharma’s expectations about its future performance and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to Recro Pharma or its management, are intended to identify such forward-looking statements. These forward looking statements are based on information available to Recro Pharma as of the date of this press release and are subject to a number of risks, uncertainties, and other factors that could cause Recro Pharma’s performance to differ materially from those expressed in, or implied by, these forward looking statements. Recro Pharma assumes no obligation to update any such forward-looking statements. Factors that could cause Recro Pharma’s actual performance to materially differ from those expressed in the forward-looking statements set forth in this press release include, without limitation: results and timing of the clinical trials of injectable meloxicam and Dex-IN; the ability to obtain and maintain regulatory approval of injectable meloxicam and Dex-IN, and the labeling under any such approval; regulatory developments in the United States and foreign countries; the Company’s ability to raise future financing for continued development; the Company’s ability to pay its debt; the performance of third-party suppliers and manufacturers; the Company’s ability to obtain, maintain and successfully enforce adequate patent and other intellectual property protection; and the successful commercialization of injectable meloxicam and Dex-IN. In addition, the forward looking statements in this press release should be considered together with the risks and uncertainties that may affect Recro Pharma’s business and future results included in Recro Pharma’s filings with the Securities and Exchange Commission at www.sec.gov. Recro Pharma assumes no obligation to update any such forward looking statements.

CONTACT:

Media Contact:

Argot Partners

Eliza Schleifstein

(973) 361-1546

eliza@argotpartners.com

Investor Relations Contact:

Argot Partners

Susan Kim/Natalie Wildenradt

(212) 600-1902

susan@argotpartners.com

natalie@argotpartners.com

Recro Pharma, Inc.

Michael Celano

(484) 395-2413

mcelano@recropharma.com

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